                                                                  EXHIBIT 4(ii)


                                    Form of
                                OPTION AGREEMENT
                                      and
                          ZERO COUPON CONVERTIBLE NOTE


November 8, 2000

---------------


Dear Sirs:

         Alliance Pharmaceutical Corp. (the "Company") wishes to confirm its arrangement with you (the "Purchasers") in connection with (a) the issuance to each of you, in exchange for a payment by each of you of $750,000 in immediately available funds (so that the aggregate amount being paid by the Purchasers hereunder is $1,500,000) as of the Closing Date (as defined herein) , of an option (the "Series A Option") to purchase, on the terms set forth herein, zero coupon convertible notes in the form attached hereto as Annex I (the "Series A Convertible Notes"), in a principal amount underlying each Series A Option of $4,935,898 (so that the aggregate principal amount underlying the Series A Options being purchased by the Purchasers hereunder is $9,871,795) and each convertible initially into 222,619.5 (445,239 for both Purchasers combined) fully paid and non-assessable shares (each a "Share") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), subject to adjustment as set forth in the Series A Convertible Notes, and (b) the issuance from time to time between the date hereof and December 31, 2000 (or such later date as you and we agree), in exchange for payments in amounts to be agreed between each of you and us in writing (such subsequent written agreements to be attached hereto and become a part hereof), of options to purchase, on the terms set forth herein, additional convertible notes, issuable in series, having such principal amounts, with such series designation and convertible initially into such number of Shares as agreed between us and set forth in such subsequent written agreements, but in all other respects having the terms set forth in the form attached hereto as Annex I (and with the applicable series designation, principal amount and Conversion Rate inserted therein). The Series A Option and all other Options which you purchase hereunder are collectively referred to as the "Options". The Series A Convertible Notes and all other series of convertible notes the subject of Options which you purchase hereunder are collectively referred to as the "Convertible Notes."

         Simultaneously with the execution and delivery of this Agreement, you and the Company have entered into a Registration Rights Agreement, dated as of the date hereof (the "Registration Rights Agreement"), pursuant to which the Company has agreed to register the Convertible Notes and the Shares under certain circumstances. All capitalized terms not defined herein shall have the meaning ascribed in the form of Convertible Notes.

         1.  AGREEMENT TO ISSUE AND ACCEPT.

         (a) On the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Company agrees to issue to each of you, and each of you agrees, severally, to purchase from the Company, the Series A Option, in consideration of which each of you agrees to make a payment in the amount of $750,000 to the Company, as of the Closing Date, by wire transfer to the Company's account TR# _______________ at _______________. The closing of the issuance and purchase of the Series A Option shall take place on November 15, 2000 (the "Closing Date").

         (b) Any subsequent issuance of Options will be similarly effected on the basis of the representations and warranties and subject to the terms and conditions set forth herein, in consideration of your agreement to make the scheduled payments therefor, as set forth in writing as agreed between us. The obligations of the Purchasers to purchase any such Options shall be several and not joint. The closing of the issuance and purchase of each Option shall take place on such date and time as you and the Company agree, at which time the Company shall deliver to you a signed copy of the applicable terms, which shall thereupon be attached to and become part of this Agreement.

         (c) The Company agrees that each of you may make a one-time election, on or prior to December 31, 2000 to exchange Options of any two or more series for Options of a single series, to purchase convertible notes having a Conversion Rate equal to the weighted average of the Conversion Rates of the convertible notes underlying the Options surrendered for exchange, but in all other respects having the terms set forth in Annex I.

         2.  EXERCISE OF CALL OPTION.

         (a) Each Purchaser may exercise any Options issued hereunder at any time on or prior to November 15, 2005, by delivering a written notice to the Company (a "Purchaser's Call Option Notice") requiring the Company to issue and sell (in which event such Purchaser shall purchase) Convertible Notes covered by such Option having the principal amount specified in such notice (but not less than $1,000,000 nor in excess of the maximum amount covered by such Option as specified in the applicable terms) and the Conversion Rate specified in the applicable terms but having the maturity date and in all other respects having the terms set forth in the form attached hereto as Annex I (and with the applicable series designation, principal amount and Conversion Rate inserted therein), at a purchase price of 100% of the principal amount (or face amount) thereof.

         (b) Any issuance of Convertible Notes will be effected subject to the accuracy of the representations and warranties and subject to the terms and conditions set forth herein, against payment of the above-specified purchase price therefor. The closing of the issuance and acceptance of such Convertible Notes subject to an Option held by a Purchaser against such payment shall take place on such date and time as may be specified in the Purchaser's Call Option Notice but no earlier than three Business Days and no later than twenty Business Days after the date of delivery of the Purchaser's Call Option Notice, at which time the Company shall deliver to the Purchaser such Convertible Notes in certificated form against delivery by such Purchaser of a wire transfer of the purchase price to the Company's account TR# _______________ at _______________. Upon the occurrence of any Change of Control, the Company shall take appropriate action to ensure that each Purchaser shall have the right to exercise the Options after the Change of Control.

         (c) Subject to the conditions set forth in this Section 2(c), the Company, upon five Business Days' notice to the Purchaser exercising an Option, may elect, in lieu of delivering Convertible Notes subject thereto pursuant to this Section 2, to deliver the number of shares of Common Stock determined pursuant to the following formula:

         N  =  P  x   CR
                     ----
                     1000

         where N = the number of shares of Common Stock so deliverable,

               P = the principal amount of the Convertible Notes in lieu of which such shares of Common Stock are delivered; and

              CR = the number of shares of Common Stock issuable pursuant to the Conversion Rate of the Convertible Notes in lieu of which such shares of Common Stock are delivered, as set forth in the applicable terms.

         (d) The Company covenants and agrees with the Purchasers that:

                  (1) If any Convertible Notes or shares of Common Stock to be issued in lieu thereof pursuant to this Section 2 require registration with or approval of any governmental authority under any State law or any other Federal law (other than the Act (as defined below) and Blue Sky laws) before such shares may be validly issued or delivered, such registration shall have been completed, have become effective and such approval shall have been obtained, in each case, at or prior to the time of issuance of such Convertible Notes or shares;

                  (2) The shares of Common Stock issuable upon conversion of such Convertible Notes or so deliverable shall have been approved for quotation in the Nasdaq National Market or listed on a national securities exchange at or prior to the time of issuance of such Convertible Notes or shares; and

                  (3) All shares of Common Stock issuable upon conversion of such Convertible Notes or so deliverable shall be issued out of the Company's authorized but unissued Common Stock and will, upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive rights.

                  Notwithstanding any other provision of this Agreement, the Company shall, if the holder so elects, deliver any shares of Common Stock issuable pursuant to this Section 2 to any third party designated in writing by the holder, provided that the Company shall be reasonably satisfied that such delivery is in compliance with
Section 4 below and in compliance with any applicable state securities laws.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. THe Company hereby makes the representations and warranties to you set forth on Annex II hereto. The Company will promptly notify you if at any time prior to the completion of the purchases of Convertible Notes pursuant to the Agreement, for any reason such representations and warranties are no longer in all material respects true and correct.

         4. AGREEMENTS OF PURCHASER. You covenant and agree with (and in the case of Section 4(c) represent and warrant to) the Company that:

         (a) You will not offer, sell, assign, hypothecate or otherwise transfer the Convertible Notes except in compliance with applicable state securities laws and (i) pursuant to an effective registration statement under the Securities Act of 1933 (the "Act"), (ii) to a person you reasonably believe to be an "accredited investor" within the meaning of Rule 501 under the Act, pursuant to an available exemption under the Act or (iii) in offshore transactions within the meaning and meeting the requirements of Rule 903 under the Act. The Company may require, as a condition to any transfer pursuant to clause (ii) of this
Section 4(a) and to any subsequent transfer by the transferee, an opinion of counsel reasonably satisfactory to the Company that such transfer is exempt from the registration requirements of the Act; provided that this sentence shall not apply to any transfer of Convertible Notes to _______________ or any of its affiliates.

         (b) You will not offer, sell, assign, hypothecate or otherwise transfer any Shares issued upon conversion, repurchase or payment of the Convertible Notes or pursuant to this Agreement except in compliance with applicable state securities laws and (i) pursuant to an effective registration statement under the Act; (ii) to a person you reasonably believe to be an "accredited investor" within the meaning of Rule 501 under the Act, pursuant to an available exemption under the Act or (iii) in an offshore transaction within the meaning and meeting the requirements of Rule 903 under the Act. The Company may require, as a condition to any transfer pursuant to clause (ii) of this Section 4(b) and to any subsequent transfer by the transferee, an opinion of counsel reasonably satisfactory to the Company that such transfer is exempt from the registration requirements of the Act; provided that this sentence shall not apply to any transfer of Shares to _______________ or any of its affiliates.

         (c) You are an "accredited investor" within the meaning of Rule 501 under the Act.

         5. CONDITIONS. Your obligations under this Agreement in respect of each Option shall be subject to the condition that all representations and warranties and other statements of the Company herein are true and correct in all material respects at and as of the closing of the purchase and sale of such Option; the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed in respect of such Option; and the following additional conditions:

         (a) Counsel for the Company specified in Annex III hereto shall have furnished to you their written opinion, dated the date of such closing, in form and substance reasonably satisfactory to you, to the effect set forth in Annex III hereto.

         (b) On the date of such closing, the Company shall have furnished to you such appropriate further information, certificates and documents as you may reasonably request.

         (c) Since the respective dates as of which information is given in the Exchange Act Reports (as defined in Annex II hereto) to and including the date of such closing, there shall not have been any material adverse change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than (i) continuing operating losses in the ordinary course of business and (ii) as set forth or contemplated in the Exchange Act Reports.

         (d) Since the date of the previous closing, if any, and up to and including the date of such closing, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Nasdaq National Market; (ii) a suspension or material limitation in trading in the Company's securities on the Nasdaq National Market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or wary, if the effect of any such event specified in this Clause (iv) in your judgment makes it impracticable or inadvisable to proceed with the purchase of the Option on the terms and in the manner contemplated in this Agreement.

         6.  MISCELLANEOUS.

         (a) This Agreement shall be binding upon, and inure solely to the benefit of, you and the Company and the respective executors, administrators, successors and assigns thereof, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any Option from you shall be deemed a successor or assign by reason merely of such purchase.

         (b) Any notice or other communication required or permitted to be given hereunder shall be deemed effectively given when made by telephone and confirmed in writing by certified mail, facsimile or overnight courier service addressed as follows (as applicable):

             If to the Company, to:

             Alliance Pharmaceutical Corp.
             3040 Science Park Road
             San Diego, CA  92121

             Attention:  Theodore D. Roth
                         President

                     Telephone Number:
                                      ---------------------
                     Facsimile Transmission Number:
                                                   ---------------------

                     Attention:  Lloyd A. Rowland, Esq.
                                 Vice President and General Counsel
                     Telephone Number:
                                       -------------------------
                     Facsimile Transmission Number:
                                                   ----------------------


                     If to _______________:

                     Attention:
                               -----------------------
                     Telephone Number:
                                      --------------------
                     Facsimile Transmission Number:
                                                   ---------------------

                     with copies of the written notice to:

                     --------------------------

                     Attention:
                               -----------------------
                     Telephone Number:
                                      ---------------------
                     Facsimile Transmission Number:
                                                   ---------------------

                     If to _______________:

                     ----------------------

                     Attention:
                                ----------------------
                     Telephone Number:
                                      ---------------------
                     Facsimile Transmission Number:
                                                   ---------------------

or to such other address or number and to the attention of such other person as either party may designate by written notice to the other party. Notice shall be effective upon actual receipt.

         For so long as any Purchaser is a holder of a Convertible Note, notices to such Purchaser required or permitted to be given under the terms of such Convertible Note shall be given in the manner provided in this Section.

         (c) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         (d) Time shall be of the essence in the performance of this Agreement.

         (e) This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                                          Very truly yours,

                                          ALLIANCE PHARMACEUTICAL CORP.


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

Accepted as of the date hereof:


-------------------------------


By:
    ---------------------------
    Name:
    Title:


By:
    ---------------------------
    Name:
    Title:


-------------------------------


By:
    ---------------------------
    Name:
    Title:

         THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON ITS CONVERSION HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.


                       ALLIANCE PHARMACEUTICAL CORP.

                  ZERO COUPON CONVERTIBLE NOTE DUE 2005

No. R-___

         Alliance Pharmaceutical Corp., a corporation duly organized and existing under the laws of New York (the "Company") for value received, hereby promises to pay to ________________, or registered assigns, the principal sum of Four Million Nine Hundred Thirty-Five Thousand Eight Hundred Ninety-Eight Dollars ($4,935,898) on November 15, 2005. The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon repurchase or at stated maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of 20.0% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand. Any such interest on overdue principal or premium which is not paid on demand shall bear interest at the rate of 20.0% per annum (to the extent that payment of such interest on interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment. Interest on any overdue interest shall be payable on demand. Payment of the principal of (and premium, if any, on) this Security shall be made upon the surrender of this Security to the Company, at its office at 3040 Science Park Road, San Diego, California 92121 (or such other office within the United States as shall be notified by the Company to the holder hereof) (the "Designated Office"), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, by transfer to a U.S. dollar account maintained by the payee with a bank in the United States of America. Payment of any interest on this Security shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States of America, provided that if the holder shall not have furnished wire instructions in writing to the Company no later than the business day immediately prior to the date on which the Company makes such payment, such payment may be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Company security register.

         1.  REDEMPTION; PAYMENT AT MATURITY.

         (a) This Security is subject to redemption, as a whole or in part (in any amount that is an integral multiple of $1000), upon not less than 30 nor more than 60 days' notice in the manner provided in Section 6(b), at any time on or after November 15, 2001 (provided that the conditions set forth below in this Section 1(a) are satisfied), at the election of the Company, at a redemption price of 100% of the principal amount thereof; provided, however, that the Company's right to redeem this Security is expressly made subject to the conditions that (and the Company may not deliver a notice of redemption unless)
(i) the Closing Price of the Common Stock exceeds 300% of the Conversion Price for each Trading Day in a period of 20 Consecutive Trading Days commencing not earlier than November 15, 2001; and (iii) the Shares issuable upon conversion of this Security have been registered under the Securities Act for resale by the holder, all in accordance with the Registration Rights Agreement between the Company and the initial holder of this Security. The term "Conversion Price" on any day shall equal $1,000 divided by the Conversion Rate in effect on each such day.

         (b) At the option of the Company, the principal of this Security may be paid at stated maturity in cash or, subject to fulfillment by the Company of the conditions set forth in Section 1(c), by delivery of shares of Common Stock having a fair market value equal to the principal amount hereof as described in
Section 1(c). The Company agrees to give the holder of this Security notice, in the manner provided in Section 6(b), of its intention to make payment in shares, not less than ten Trading Days prior to the date such payment is due.

         (c) The Company may elect to pay the principal of this Security at maturity by delivery of shares of Common Stock pursuant to Section 1(b) if and only if the following conditions have been satisfied:

                  (1) The shares of Common Stock deliverable in payment of such principal amount shall have a fair market value as of the maturity date of not less than such principal amount. For purposes of this Section 1(c), the fair market value of shares of Common Stock shall be equal to the average of the Closing Prices for the five consecutive Trading Days ending on and including the third Trading Day immediately preceding the maturity date;

                  (2) The shares of Common Stock to be issued in payment of this Security shall have been registered for resale by the holder upon issuance pursuant to an effective registration statement under the Securities Act of 1933, all in accordance with the Registration Rights Agreement, dated as of November 8, 2000, between the Company and the Purchasers named therein (the "Registration Rights Agreement");

                  (3) If any shares of Common Stock to be issued in payment of this Security require registration with or approval of any governmental authority under any State law or any other Federal law before such shares may be validly issued or delivered in payment, such registration shall have been completed, have become effective and such approval shall have been obtained, in each case, prior to the maturity date;

                  (4) The shares of Common Stock deliverable in payment of the principal hereof shall have been approved for quotation in the Nasdaq National Market or listed on a national securities exchange immediately prior to the maturity date;

                  (5) All shares of Common Stock deliverable in payment of the principal hereof shall be issued out of the Company's authorized but unissued Common Stock and will, upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive rights; and

                  (6) The Company shall have delivered to the holder, prior to the maturity date, an undertaking of the Company in the form attached as Annex A hereto.

         If all of the conditions set forth in this Section 1(c) are not satisfied in accordance with the terms thereof, the principal hereof shall be paid by the Company only in cash.

         (d) If the Company elects payment in shares pursuant to Section 1 and this Security is surrendered for payment in shares and is not so paid on the maturity date, the principal amount of this Security shall, until paid, bear interest to the extent permitted by applicable law from the maturity date at the rate of 20.0% per annum, payable in cash, and shall remain convertible into Common Stock until the principal of this Security shall have been paid or duly provided for.

         (e) Any issuance of shares of Common Stock in payment hereof shall be deemed to have been effected immediately prior to the close of business on the maturity date and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such payment shall be deemed to have become on the maturity date the holder or holders of record of the shares represented thereby; PROVIDED, HOWEVER, that if the stock transfer books of the Company shall be closed on the maturity date then the person or persons in whose name or names the certificate or certificates for such shares are to be issued shall be deemed to be the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. Subject to Section 2(b), no payment or adjustment shall be made for dividends or distributions on any Common Stock issued upon payment of this Security declared prior to the maturity date.

         (f) No fractions of shares shall be issued upon payment of this Security. Instead of any fractional share of Common Stock which would otherwise be issuable on the payment of this Security, the Company will deliver to the holder its check for the current market value of such fractional share. The current market value of a fraction of a share shall be determined by multiplying the current market price of a full share by the fraction, and rounding the result to the nearest cent. For purposes of this Section 1(f) the current market price of a share of Common Stock shall be the Closing Price of the Common Stock on the Trading Day immediately preceding the maturity date.

         (g) Any issuance and delivery of certificates for shares of Common Stock in payment of this Security shall be made without charge to the holder of this Security for such certificates or for any tax or duty in respect of the issuance or delivery of such certificates or the securities represented thereby; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax or duty which may be payable in respect of any transfer involved in the issuance or delivery of certificates for shares of Common Stock in a name other than that of the holder of this Security, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery has paid to the Company the amount of any such tax or duty or has established, to the satisfaction of the Company, that such tax or duty has been paid.

         (h) Notwithstanding any other provision of this Security, the Company shall, if the holder so elects, deliver the shares of common stock issuable pursuant to this Section 1 to any third party designated by the holder.

         2. CONVERSION. (a) The holder of this Security is entitled at any time on or after November 15, 2001 and before the close of business on November 15, 2005 (or, in case this Security is called for redemption or the holder hereof has exercised his right to require the Company to repurchase this Security or a portion hereof pursuant to Section 3 hereof, then in respect of this Security or such portion hereof, as the case may be, until and including, but (unless the Company defaults in making the payment due upon redemption or repurchase) not after, 5:00 p.m., San Diego, California time, on the redemption date or the Repurchase Date, as the case may be), to convert this Security (or any portion of the principal amount hereof that is an integral multiple of $1,000), into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company at the rate of 45.1021 shares of Common Stock for each $1,000 principal amount of Security (or at the then current adjusted rate if an adjustment has been made as provided below) (the "Conversion Rate" which term, where the context so permits, shall be deemed to mean the number of shares of Common Stock issuable pursuant to such Conversion Rate) by surrender of this Security, duly endorsed or assigned to the Company or in blank to the Company at the Designated Office, accompanied by written notice to the Company that the holder hereof elects to convert this Security (or if less than the entire principal amount hereof is to be converted, specifying the portion hereof to be converted). Notwithstanding the foregoing, unless the holder of this Security notifies the Company to the contrary, such holder shall be deemed for all purposes to have converted this Security, subject only to surrender of this Security against delivery of the Shares and cash issuable upon such conversion (which surrender may take place before or after the date of such deemed conversion, without affecting the validity thereof), (i) immediately prior to the close of business on the redemption date, if this Security is redeemed pursuant to Section 1(a) hereof, or (ii) immediately prior to the close of business on November 15, 2005, if the Closing Price of the Common Stock on the immediately preceding Trading Day exceeds 115% of the Conversion Price. Subject to Section 2(b) below, no payment or adjustment is to be made on conversion for dividends on the Common Stock issued on conversion hereof. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest, the Company shall pay a cash adjustment, computed on the basis of the Closing Price of the Common Stock on the date of conversion, or, at its option, the Company shall round up to the next higher whole share.

         Notwithstanding any other provision of this Security, the Company shall, if the holder so elects, deliver the shares of Common Stock issuable upon conversion of this Security to any third party designated by the holder.

         Notwithstanding the foregoing, no holder of this Security that is subject to the restrictions of Section 4 of the Bank Holding Company Act of 1956, as amended (the "BHCA") (a "BHCA Person") shall have the right to convert this Security if, after giving effect to such conversion, the BHCA Person and its affiliates and transferees would own or be deemed to own shares of Common Stock in excess of either the maximum number of shares of Common Stock which the BHCA Person is permitted to own under the BHCA and the regulations of the Board of Governors of the Federal Reserve System thereunder or such lower number as the relevant BHCA Person may have requested in writing to the Company. Any Security held by an assignee or transferee of a holder subject to the restriction on conversion in this paragraph shall continue to be subject to the same restriction on conversion, unless such Security was assigned or transferred
(i) to the public in an offering registered under the Securities Act, (ii) in a transaction pursuant to Rule 144 or 144A under the Securities Act in which no person acquires Securities convertible into more than 2% of the outstanding Common Stock, (iii) in a single transaction to a third party who acquires a majority of the Common Stock without regard to the conversion of any Security so transferred or (iv) in any other manner permitted under the BHCA. The Company may rely on the representation of the relevant BHCA Person that a transfer has been made in a manner which permits conversion of such Security. The holder of this Security, by acceptance thereof, shall be deemed to have agreed to the foregoing restriction on transfers.

         (b) the Conversion Rate will be subject to adjustments from time to time as follows:

         (1) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company payable in shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the Determination Date for such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such Determination Date and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following such Determination Date. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

         (2) Subject to the last sentence of paragraph (7) of this Section 2(b), in case the Company shall issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (8) of this Section 2(b)) of the Common Stock on the Determination Date for such distribution, the Conversion Rate in effect at the opening of business on the day following such Determination Date shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such Determination Date plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on such Determination Date plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following such Determination Date. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

         (3) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (4) Subject to the last sentence of paragraph (7) of this Section 2(b), in case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock, or other property (including securities, but excluding (i) any rights, options or warrants referred to in paragraph
    (2) of this Section 2(b), (ii) any dividend or distribution paid exclusively in cash, (iii) any dividend or distribution referred to in paragraph (1) of this Section 2(b) and (iv) any merger or consolidation to which Section 2(h) applies), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the Determination Date for such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (8) of this Section 2(b)) of the Common Stock on such Determination Date less the then fair market value (as determined in good faith by the Board of Directors of the Company) of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Determination Date. If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph
    (4) by reference to the actual or when issued trading market for any securities constituting such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share pursuant to paragraph (8) of this

    Section 2(b).

         (5) In case the Company shall, by dividend or otherwise, make a Cash Distribution, then, and in each such case, immediately after the close of business on the Determination Date for such Cash Distribution, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on such Determination Date by a fraction (a) the numerator of which shall be equal to the current market price per share (determined as provided in paragraph (8) of this Section 2(b)) of the Common Stock on such Determination Date less an amount equal to the quotient of (1) the amount of such Cash Distribution divided by (2) the number of shares of Common Stock outstanding on such Determination Date and (b) the denominator of which shall be equal to the current market price per share (determined as provided in paragraph (8) of this Section 2(b)) of the Common Stock on such Determination Date.

         (6) In case the Company or any Subsidiary shall make an Excess Purchase Payment, then, and in each such case, immediately prior to the opening of business on the day after the tender offer in respect of which such Excess Purchase Payment is to be made expires, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the Determination Date for such tender offer by a fraction
    (a) the numerator of which shall be equal to the current market price per share (determined as provided in paragraph (8) of this Section 2(b)) of the Common Stock on such Determination Date less an amount equal to the quotient of (A) the Excess Purchase Payment divided by (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Determination Date less the number of all shares validly tendered and not withdrawn as of the Determination Date and (b) the denominator of which shall be equal to the current market price per share (determined as provided in paragraph (8) of this Section 2(b)) of the Common Stock as of such Determination Date.

         (7) The partial reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 2(h) applies) shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be the Determination Date), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (3) of this Section 2(b)). Rights or warrants issued by the Company to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of Common Stock, which rights or warrants (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, in each case in clauses (i) through (iii) until the occurrence of a specified event or events ("Trigger Event"), shall for purposes of this
    Section 2(b) not be deemed issued until the occurrence of the earliest Trigger Event.

         (8) For the purpose of any computation under paragraphs (2), (4),
    (5) or (6) of this Section 2(b) the current market price per share of Common Stock on any date shall be calculated by the Company and be deemed to be the average of the daily Closing Prices for the five consecutive Trading Days commencing seven Trading Days before the earlier of (i) the day in question and (ii) the day before the "ex" date with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date", when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.

         (9) No adjustment in the Conversion Rate shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (9)) would require an increase or decrease of at least one-half of one percent in such rate; PROVIDED, HOWEVER, that any adjustments which by reason of this paragraph (9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

         (10) The Company may make such increases in the Conversion Rate, for the remaining term of the Securities or any shorter term, in addition to those required by paragraphs (1), (2), (3), (4), (5) and (6) of this
    Section 2(b) as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

         (c) Whenever the Conversion Rate is adjusted as provided in Section 2(b), the Company shall compute the adjusted Conversion Rate in accordance with Section 2(b) and shall prepare a certificate signed by the chief financial officer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and shall promptly deliver such certificate to the holder of this Security.

         (d) In case:

         (1) the Company shall declare a dividend or other distribution on its Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require any adjustment pursuant to Section 2(b); or

         (2) the Company shall authorize the granting to the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

         (3) of any reclassification of the Common Stock of the Company, or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance, sale, transfer or lease of all or substantially all of the assets of the Company; or

         (4) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

         (5) the Company or any Subsidiary shall commence a tender offer for all or a portion of the Company's outstanding shares of Common Stock (or shall amend any such tender offer);

then the Company shall cause to be delivered to the holder of this Security, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record, expiration or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, (y) the date on which the right to make tenders under such tender offer expires or (z) the date on which such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (1) through (5) of this Section 2(d).

         (e) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Security, the full number of shares of Common Stock then issuable upon the conversion of this Security.

         (f) Except as provided in the next sentence, the Company will pay any and all taxes and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of the Security. The Company shall not, however, be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of this Security, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

         (g) The Company agrees that all shares of Common Stock which may be delivered upon conversion of the Security, upon such delivery, will have been duly authorized and validly issued and will be fully paid and nonassessable (and shall be issued out of the Company's authorized but unissued Common Stock) and, except as provided in Section 2(f), the Company will pay all taxes, liens and charges with respect to the issue thereof.

         (h) In case of any consolidation of the Company with any other person, any merger of the Company into another person or of another person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any conveyance, sale, transfer or lease of all or substantially all of the properties and assets of the Company, the person formed by such consolidation or resulting from such merger or which acquires such properties and assets, as the case may be, shall execute and deliver to the holder of this Security a supplemental agreement providing that such holder have the right thereafter, during the period this Security shall be convertible as specified in
Section 2(a), to convert this Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease (including any Common Stock retainable) by a holder of the number of shares of Common Stock of the Company into which this Security might have been converted immediately prior to such consolidation, merger, conveyance, sale, transfer or lease, assuming such holder of Common Stock of the Company (i) is not a person with which the Company consolidated, into which the Company merged or which merged into the Company or to which such conveyance, sale, transfer or lease was made, as the case may be (a "Constituent Person"), or an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease (PROVIDED that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer, or lease is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, conveyance, sale, transfer or lease by others than a Constituent Person or an

Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-electing Share"), then for the purpose of this
Section 2(h) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by the holders of each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2. The above provisions of this Section 2(h) shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers or leases. In this paragraph, "securities of the kind receivable" upon such consolidation, merger, conveyance, transfer, sale or lease by a holder of Common Stock means securities that, among other things, are registered and transferable under the Securities Act, and listed and approved for quotation in all securities markets, in each case to the same extent as such securities so receivable by a holder of Common Stock.

         (i) The Company (i) will effect all registrations with, and obtain all approvals by, all governmental authorities that may be necessary under any United States Federal or state law (including the Securities Act of 1933, the Securities Exchange Act of 1934 and state securities and Blue Sky laws) for the shares of Common Stock issuable upon conversion of this Security to be lawfully issued and delivered as provided herein, and thereafter publicly traded (if permissible under such Securities Act) and qualified or listed as contemplated by clause (ii) (it being understood that the Company shall not be required to register the Common Stock issuable on conversion hereof under the Securities Act, except pursuant to the Registration Rights Agreement between the Company and the initial holder of this Security); and (ii) will list the shares of Common Stock required to be issued and delivered upon conversion of Securities, prior to such issuance or delivery, on each national securities exchange on which outstanding Common Stock is listed or quoted at the time of such delivery, or if the Common Stock is not then listed on any securities exchange, to qualify the Common Stock for quotation on the Nasdaq National Market or such other inter-dealer quotation system, if any, on which the Common Stock is then quoted.

         (j) For purposes hereof:

         "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control", when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Cash Distribution" means the distribution by the Company to all holders of its Common Stock of cash, other than any cash that is distributed upon a merger or consolidation to which Section 2(h) applies or as part of a distribution referred to in paragraph (4) of Section 2(b).

         "Closing Price" means, with respect to the Common Stock of the Company, for any day, the reported last sale price per share on the Nasdaq National Market, or, if the Common Stock is not admitted to trading on the Nasdaq National Market, on the principal national securities exchange or inter-dealer quotation system on which the Common Stock is listed or admitted to trading, or if not admitted to trading on the Nasdaq National Market, or listed or admitted to trading on any national securities exchange or inter-dealer quotation system, the closing bid price per share in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

         "Common Stock" means the Common Stock, par value $0.01 per share, of the Company authorized at the date of this instrument as originally executed. Subject to the provisions of Section 2(h), shares issuable on conversion or repurchase of this Security, or in payment of the principal hereof at maturity, shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; PROVIDED, HOWEVER, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of this Security shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         "Determination Date" means, in the case of a dividend or other distribution, including the issuance of rights, options or warrants, to all shareholders, the date fixed for the determination of shareholders entitled to receive such dividend or other distribution and, in the case of a tender offer, the last time that tenders could have been made pursuant to such tender offer.

         "Excess Purchase Payment" means the product of (A) the excess, if any, of (i) the amount of cash plus the fair market value (as determined in good faith by the Company's Board of Directors) of any non-cash consideration required to be paid with respect to one share of Common Stock acquired or to be acquired in a tender offer made by the Company or any subsidiary of the Company for all or any portion of the Common Stock over (ii) the current market price per share as of the last time that tenders could have been made pursuant to such tender offer and (B) the number of shares validly tendered and not withdrawn as of the Determination Date in respect of such tender offer.

         "Trading Day" means (i) if the Common Stock is admitted to trading on the Nasdaq National Market or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; (ii) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or any other national securities exchange, a day on which such exchange is open for business; or (iii) if the Common Stock is not admitted to trading on the Nasdaq National Market or listed or admitted for trading on any national securities exchange or any other system of automated dissemination of quotation of securities prices, a day on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock are available.

         3. RIGHT TO REQUIRE REPURCHASE. (a) In the event that a Change in Control (as hereinafter defined) shall occur, then the holder of this Security shall have the right, at such holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, this Security, or any portion of the principal amount hereof that is equal to $1,000 or any integral multiple thereof, on the date (the "Repurchase Date") that is 15 Trading Days after the date on which the Company gives notice of such Change of Control to the holder of this Security, at a purchase price equal to the Repurchase Price. At the option of the Company, the Repurchase Price may be paid in cash or, subject to the fulfillment by the Company of the conditions set forth in Section 3(b), by delivery of shares of Common Stock having a fair market value equal to the Repurchase Price as described in Section 3(b). The Company agrees to give the holder of this Security notice of any Change in Control, in the manner provided in Section 6(b), promptly and in any event within two Trading Days of the occurrence thereof.

         (b) The Company may elect to pay the Repurchase Price by delivery of shares of Common Stock pursuant to Section 3(a), if and only if the following conditions have been satisfied:

         (1) The shares of Common Stock deliverable in payment of the Repurchase Price shall have a fair market value as of the Repurchase Date of not less than the Repurchase Price. For purposes of this Section 3(b), the fair market value of shares of Common Stock shall be equal to the average of the Closing Prices for the five consecutive Trading
Days ending on and including the third Trading Day immediately preceding the Repurchase Date;

         (2) The shares of Common Stock to be issued upon repurchase of this Security shall have been registered for resale by the holder upon issuance pursuant to an effective registration statement under the Securities Act of 1933, all in accordance with the Registration Rights Agreement;

         (3) If any shares of Common Stock to be issued upon repurchase of this Security require registration with or approval of any governmental authority under any State law or any other Federal law before such shares may be validly issued or delivered upon repurchase, such registration shall have been completed, have become effective and such approval shall have been obtained, in each case, prior to the Repurchase Date;

         (4) The shares of Common Stock deliverable in payment of the Repurchase Price shall have been approved for quotation in the Nasdaq National Market or listed on a national securities exchange immediately prior to the Repurchase Date;

         (5) All shares of Common Stock deliverable in payment of the Repurchase Price shall be issued out of the Company's authorized but unissued Common Stock and will, upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive rights; and

         (6) The Company shall have delivered to the holder, prior to the Repurchase Date, an undertaking of the Company in the form attached as Annex A hereto.

         Notwithstanding any other provision of this Security, the Company shall, if the holder so elects, deliver the shares of Common Stock issuable pursuant to this Section 3 to any third party designated by the holder.

         If all of the conditions set forth in this Section 3(b) are not satisfied in accordance with the terms thereof, the Repurchase Price shall be paid by the Company only in cash.

         (c) To exercise a repurchase right, the holder shall deliver to the Company on or before the 10th day prior to the Repurchase Date, together with this Security, written notice of the holder's exercise of such right, which notice shall set forth the name of the holder, the principal amount of this Security to be repurchased (and, if this Security is to be repurchased in part, the portion of the principal amount thereof to be repurchased and the name of the person in which the portion thereof to remain outstanding after such repurchase is to be registered) and a statement that an election to exercise the repurchase right is being made thereby, and, in the event that the Repurchase Price shall be paid in shares of Common Stock, the name or names (with addresses) in which the certificate or certificates for shares of Common Stock shall be issued. Such written notice shall be irrevocable, except that the right of the holder to convert this Security (or the portion hereof with respect to which the repurchase right is being exercised) shall continue until the close of business on the Repurchase Date (or if the Company elects to pay the Repurchase Price by delivery of shares of Common Stock, until the close of business on the Trading Day immediately preceding the first delivery of Common Stock in respect thereof).

         (d) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the holder the Repurchase Price in cash or shares of Common Stock, as provided above, on or prior to the Repurchase Date.

         (e) If this Security (or portion thereof) is surrendered for repurchase and is not so paid on the Repurchase Date, the principal amount of this Security (or such portion hereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate of 20.0% per annum, payable in cash, and shall remain convertible into Common Stock until the principal of this Security (or portion thereof, as the case may be) shall have been paid or duly provided for.

         (f) If this Security is to be repurchased only in part, it shall be surrendered to the Company at the Designated Office (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the holder hereof or his attorney duly authorized in writing), and the Company shall execute and make available for delivery to the holder without service charge, a new Security or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

         (g) Any issuance of shares of Common Stock in respect of the Repurchase Price shall be deemed to have been effected immediately prior to the close of business on the Repurchase Date and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such repurchase shall be deemed to have become on the Repurchase Date the holder or holders of record of the shares represented thereby; PROVIDED, HOWEVER, that any surrender for repurchase on a date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. Subject to Section 2(b), no payment or adjustment shall be made for dividends or distributions on any Common Stock issued upon repurchase of this Security declared prior to the Repurchase Date.

         (h) No fractions of shares shall be issued upon repurchase of this Security. Instead of any fractional share of Common Stock which would otherwise be issuable on the repurchase of this Security, the Company will deliver to the holder its check for the current market value of such fractional share. The current market value of a fraction of a share shall be determined by multiplying the current market price of a full share by the fraction, and rounding the result to the nearest cent.

         (i) Any issuance and delivery of certificates for shares of Common Stock on repurchase of this Security shall be made without charge to the holder of this Security for such certificates or for any tax or duty in respect of the issuance or delivery of such certificates or the securities represented thereby; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax or duty which may be payable in respect of any transfer involved in the issuance or delivery of certificates for shares of Common Stock in a name other than that of the holder of this Security, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery has paid to the Company the amount of any such tax or duty or has established, to the satisfaction of the Company, that such tax or duty has been paid.

         (j) For purposes of this Section 3:

                  (1) the term "beneficial owner" shall be determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934;

                  (2) a "Change in Control" shall be deemed to have occurred at the time, after the original issuance of this Security, of:

                  (i) the acquisition by any person of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such person to exercise more than 50% of the total voting power of all shares of capital stock of the Company entitled to vote generally in the elections of directors (any shares of voting stock of which such person is the beneficial owner that are not then outstanding being deemed outstanding for purposes of calculating such percentage) other than any such acquisition by the Company or any employee benefit plan of the Company; or

                  (ii) any consolidation or merger of the Company with or into, any other person, any merger of another person with or into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the assets of the Company to another person (other than (a) any such transaction (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock and (y) pursuant to which holders of Common Stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving person immediately after such transaction and (b) any merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock into solely shares of common stock);

         (3) the "current market price" of a share of Common Stock shall be the Closing Price of the Common Stock on the Trading Day immediately preceding the Repurchase Date.

         (4) "Repurchase Price" means the sum of

                  (I) (a) in connection with any Change of Control involving a Stock Merger, 105% of the principal amount of this Security to be repurchased pursuant to this Section 3, and (b) in connection with any other Change of Control, the greater of (x)120% of the principal amount of this Security to be repurchased pursuant to this Section and (y) the amount determined pursuant to the following formula:

               R    =     ( P    x CR x M)
                          ----
                          1000

                          plus an amount as set forth in the following table:


         IF REPURCHASED DURING THE 12 MONTHS ENDED NOVEMBER  :  APPLICABLE AMOUNT
         ----------------------------------------------------   -----------------
                                2001                                   $1,944,445
                                2002                                    1,555,556
                                2003                                    1,166,667
                                2004                                      777,778
                                2005                                      388,889

         where R  =  the Repurchase Price;

               P  =  the principal amount of this Security to be repurchased;

               CR =  the Conversion Rate in respect of this Security; and

               M  =  the current market price of the Common Stock.

         (5) "Stock Merger" means any merger or consolidation of the Company with or into another entity in which holders of Common Stock immediately prior to such transaction receive, in respect of such Common Stock, consideration not less than 80% of which by value consists of common equity securities listed on a U.S. national securities exchange or traded on the NASDAQ National Market System.

         4. EVENTS OF DEFAULT. (a) "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) default by the Company in the performance of its obligations in respect of any conversion of this Security (or any portion hereof) in accordance with Section 2; or

                  (2) failure by the Company to give any notice of a Change of Control required to be delivered in accordance with Section 3(a); or

                  (3) default in the performance, or breach, of any material covenant or warranty of the Company herein (other than a covenant or warranty a default in the performance or breach of which is specifically dealt with elsewhere in this Section 4(a)) and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the holder of this Security a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                  (4) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company, or under any agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company, with a principal amount then outstanding in excess of $1,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay the principal of such indebtedness (in whole or in any part greater than $1,000,000) when due and payable or shall have resulted in such indebtedness (in whole or in any part greater than $1,000,000) becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 20 days after there shall have been given, by registered or certified mail, to the Company by the holder of this Security a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

                  (5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (6) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or similar relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

         (b) If an Event of Default (other than an Event of Default specified in Section 4(a)(5) or 4(a)(6)) occurs and is continuing, then in every such case the holder of this Security may declare the principal hereof to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal shall become immediately due and payable. If an Event of Default specified in Section 4(a)(5) or 4(a)(6) occurs and is continuing, the principal of, and accrued interest on, this Security shall IPSO FACTO become immediately due and payable without any declaration or other act of the holders.

         (c) The Company will give the holder of this Security notice, within five days of the occurrence thereof, of any Event of Default or any event that, with the giving of notice or passage of time or both, would become an Event of Default. Such notice shall be given in the manner provided in Section 6(b).

         5. CONSOLIDATION, MERGER, ETC. (a) The Company shall not consolidate with or merge into any other person or, directly or indirectly, convey, transfer, sell or lease all or substantially all of its properties and assets to any person, and the Company shall not permit any person to consolidate with or merge into the Company or, directly or indirectly, convey, transfer, sell or lease all or substantially all of its properties and assets to the Company, unless:

                  (1) in case the Company shall consolidate with or merge into another person or convey, transfer, sell or lease all or substantially all of its properties and assets to any person, the person formed by such consolidation or into which the Company is merged or the person which acquires by conveyance, transfer or sale, or which leases, all or substantially all the properties and assets of the Company shall be a corporation, limited liability company, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the holder of this Security in form satisfactory to the holder, the due and punctual payment of the principal of (and premium, if any) and any interest on this Security and the performance or observance of every covenant of this Security on the part of the Company to be performed or observed, including the conversion rights provided herein (which shall thereafter relate to common stock of such successor, on a basis reasonably designed to preserve the economic value to the holder of this Security of such conversion rights);

                  (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a subsidiary of the Company as a result of such transaction as having been incurred by the Company or such subsidiary of the Company at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

                  (3) the Company has delivered to the holder of this Security an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental agreement is required in connection with such transaction, such supplemental agreement, comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with.

         (b) Upon any consolidation of the Company with, or merger of the Company into, any other person or any conveyance, transfer, sale or lease of all or substantially all of the properties and assets of the Company in accordance with Section 5(a), the successor person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer, sale or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Security with the same effect as if such successor person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor person shall be relieved of all obligations and covenants under this Security.

         6. OTHER. (a) No provision of this Security shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as herein provided.

         (b) The Company will give prompt written notice to the holder of Security of any change in the location of the Designated Office. Any notice to the Company or to the holder of this Security shall be given in the manner set forth in the Option Agreement, dated as of November 8, 2000, among the Company and the Purchasers named therein (the "Option Agreement"), provided that the holder of this Security, if not a party to the Option Agreement, may specify alternative notice instructions to the Company.

         (c) The transfer of this Security is registrable on the Security Register of the Company upon surrender of this Security for registration of transfer at the Designated Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. Such Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. No service charge shall be made for any such registration of transfer, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith. Prior to due presentation of this Security for registration of transfer, the Company and any agent of the Company may treat the person in whose name this Security is registered as the owner thereof for all purposes, whether or not this Security be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

         (d) THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

         7. SUBORDINATION OF SECURITIES. (a) The Company covenants and agrees, and each holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this
Section 7, the payment of the principal of (and premium, if any) on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness. "Senior Indebtedness" shall mean any indebtedness, liabilities and other obligations of the Company (whether as primary obligor or as guarantor) to any person (each a "Senior Lender"), now existing or incurred hereafter, with respect to a Twenty Five Million dollar ($25,000,000) basket of senior corporate debt from a traditional lender, and debt incurred as a result of a transaction with a corporate Strategic Partner. "Strategic Partner" means any established biotechnology or pharmaceutical company, with a minimum market capitalization of one billion dollars, with whom the Company executes a written agreement providing that the Company and such entity will be "partnered" in the development or distribution of one or more of the Company's chemical compounds.

                  (b) (1) No payment or distribution of cash or property (other than Common Stock of the Company or other securities of the Company that are subordinated to Senior Indebtedness to at least the same extent as the Securities) of the Company will be made on account of principal of the Securities, or to defease or acquire any of the Securities, or on account of the conversion provisions of the Securities and no action shall be taken (judicial or otherwise) to collect any such payment or distribution (i) upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, unless and until all Senior Indebtedness shall first be paid in full in cash, or such payment duly made in a manner satisfactory to the holders of such Senior Indebtedness or (ii) in the event that the Company defaults in the payment of any principal of, premium, if any, or interest on or any other amounts payable on or due in connection with any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, unless and until such default has been waived in writing by the holders of the Senior Indebtedness. Payments on the Securities may and shall be resumed in the case of a payment default only upon the date on which such default is waived in writing by the holders of the Senior Indebtedness or their agent.

                  (2) If any default other than a default contemplated by
         Section 7(b)(1)(ii) above shall have occurred and be continuing that would permit the holders of the Senior Indebtedness to accelerate the maturity of Senior Indebtedness, upon written notice (a "Payment Blockage Notice") of the default given to the Company and the holders of Securities by the holders of, or an agent, trustee or other representative for, such Senior Indebtedness, then, unless and until such default has been waived in writing, no payment or distribution of cash or property (other than Common Stock of the Company or other securities of the Company that are subordinated to Senior Indebtedness to at least the same extent as the Securities) shall be made by the Company with respect to the principal of the Securities or on account of conversion of the Securities or to acquire or repurchase any of the Securities for cash or property other than Common Stock of the Company, and no action shall be taken (judicial or otherwise) to collect any such payment or distribution. If such Senior Indebtedness is not declared due and payable within 180 days after written notice of the event of default is given, promptly after the end of the 180-day period the Company will pay all sums due in respect of the Securities and not paid during the 180-day period. During any 360-day consecutive period, only one such period during which payment with respect to the Securities may not be made as the result of a Payment Blockage Notice may commence and the duration of such period may not exceed 180 days. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the holders of Security shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 90 days.

                  (3) If any payment or distribution of assets of the Company is received by any holder of Securities in respect of the Securities at a time when that payment or distribution should not have been made because of paragraph (1) or (2) of this Section 7(b), and provided that prior to the Company's disbursement of such distribution or payment, the holders of Securities shall have received a written notice from the Company or from an agent or representative for one or more holders of Senior Indebtedness, such payment or distribution will be received and held and will be paid over to the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) until all such Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

         (c) Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership or similar proceedings relating to the Company or its property or upon an assignment for the benefit of creditors or any marshalling of the Company's assets or liabilities or otherwise):

                  (1) the holders of all Senior Indebtedness will first be entitled to receive payment in full of the principal of and interest due on Senior Indebtedness (including interest accruing after the commencement of a bankruptcy or insolvency) at the rate specified in the applicable Senior Indebtedness documents and including, without limitation, in respect of premiums, indemnities or otherwise, before the holders of Securities are entitled to receive any payment or distribution on account of the principal of the Securities;

                  (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (except that holders of Securities may receive securities that are subordinated at least to the same extent as the Securities to Senior Indebtedness and any securities issued in exchange for Senior Indebtedness), to which holders of Securities would be entitled except for the provisions of this Section 7(c) will be paid by the liquidating trustee or agent or other persons legally empowered to make such a payment or distribution directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives to the extent necessary to make or provide for payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness or provision for that payment or distribution; and

                  (3) if, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (except that holders of Securities may receive securities that are subordinated at least to the same extent as the Securities to Senior Indebtedness and any securities issued in exchange for Senior Indebtedness) is received by the holders of Securities on account of the principal of the Securities before all Senior Indebtedness is paid in full, such payment or distribution will be received and held in trust for and will be forthwith paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representatives for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for the payment of such Senior Indebtedness until all such Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

         The Company will give prompt written notice to the holders of Securities of any dissolution, winding up, liquidation or reorganization of it or any assignment for the benefit of its creditors.

         (d) Subject to the payment in full of all Senior Indebtedness, the holders of Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full; and, for the purposes of such subrogation:

                  (1) no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holders of Securities would be entitled except for the provisions of this
         Section 7 and no payment pursuant to the provisions of this Section 7 to the holders of Senior Indebtedness by the holders of Securities shall, as between the Company, its creditors (other than holders of Senior Indebtedness) and the holders of Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and

                  (2) no payment or distributions of cash, property or securities to or for the benefit of the holders of Securities pursuant to the subrogation provision of this Section 7, which would otherwise have been paid to the holders of Senior Indebtedness, shall be deemed to be a payment by the Company to or for the account of the Securities.

         (e) The provisions of this Section 7 are and are intended solely for the purpose of defining the relative rights of the holders of Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Section 7 or elsewhere in this Security is intended to or shall (x) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the holders of the Securities, the obligation of the Company, which is absolute and unconditional to pay to the holders of the Securities the principal of (premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (y) affect the relative rights against the Company of the holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (z) prevent the holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Security, subject to the rights, if any, under this Section 7 of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the holder upon the exercise of any such remedy.

         (f) In the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon any assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, with respect to the filing of a claim for the unpaid balance of any holders of Securities in the form required in those proceedings, if the holder does not file a proper claim or proof of debt in the form required in such proceeding at least thirty (30) days before the expiration of the time to file such claim or claims, then the holders of Senior Indebtedness and their agents, trustees, or other representatives are hereby authorized to have the right to file, and are hereby authorized to file, an appropriate claim for and on behalf of each such holder.

         (g) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Security, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the holders of the Securities, without incurring responsibility to the holders of the Securities and without impairing or releasing the subordination provided in this Section 7 or the obligations hereunder of the holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other person.

         (h) The Company shall give prompt written notice to the holders of Securities, in the manner provided in Section 6(b), of any fact known to the Company which would prohibit the making of any payment to or by the holders of Securities in respect of the Securities. Notwithstanding the provisions of this
Section 7 or any other provision of this Security, the holders of Securities shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to the holders in respect of the Securities, unless and until the holders of Securities shall have received written notice thereof from the Company or a holder of Senior Indebtedness; and, prior to the receipt of any such written notice, the holders of Securities shall be entitled in all respects to assume that no such facts exist; provided, however, that if the holders of Securities shall not have received the notice provided for in this Section 7(h) at least two business days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, and premium, if any, or interest on any Security), then, anything herein contained to the contrary notwithstanding, the holders of Securities shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two business days prior to such date.

         The holders of Securities shall be entitled to rely on the delivery to them of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a representative thereof) to establish that such notice has been given by a holder of Senior Indebtedness (or representative thereof). In the event that the holders of Securities determine in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness (or a representative thereof) to participate in any payment or distribution pursuant to this Section 7, the holders of Securities may request such person to furnish evidence to the reasonable satisfaction of the holders of Securities as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Section 7, and if such evidence is not furnished, the holders of Securities may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

         (i) Upon the payment or distribution of assets of the Company referred to in this Section 7, the holders of Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of the creditors, agent or other person making such payment or distribution, delivered to the holders of Securities, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 7.

         (j) Neither the holders of Securities nor the Company shall enter into any modification of the Securities which is in any way adverse to the holders of the Senior Indebtedness.

         (k) The Company will furnish to the holders of Senior Indebtedness at the time Senior Indebtedness is initially incurred, when there is a change in the holders thereof, or at any time upon request therefor, a true and correct copy of the then most current register setting forth the names and addresses of the holders of Securities as of such date.

         (l) The holder of this Security by its acceptance hereof agrees to execute and deliver to any Senior Lender such subordination agreement as may be reasonably requested by such Senior Lender, which may deviate in certain minor respects from the subordination provisions contained herein but which is commercially reasonable and customary, and to execute, acknowledge, deliver, file, notarize and register all such further agreements, instruments, certificates, documents and assurances, and perform such acts as such Senior Lender shall deem necessary or appropriate to effectuate the purposes of the subordination provisions contained herein.

         IN WITNESS WHEREOF, the Company has caused this Security to be duly executed under its corporate seal.

Dated:                   , 2000

                                               ALLIANCE PHARMACEUTICAL CORP.



                                               By:
                                                  --------------------------
                                                    Name:
                                                    Title:

Attest:


------------------------
Name:
Title:

                    ELECTION OF HOLDER TO REQUIRE REPURCHASE

         1. Pursuant to Section 3(a) of this Security, the undersigned hereby elects to have all or a portion of this Security repurchased by the Company.

         2. The undersigned hereby directs the Company to pay [choose one] (a) it or (b) Name: __________________; address: __________________; Social Security or Other Taxpayer Identification Number, if any: ____________, an amount in cash or, at the Company's election, Common Stock valued as set forth in the Security, equal to the Repurchase Price, as provided herein.


                                               Dated:
                                                      --------------------------

                                                      --------------------------
                                                              Signature
Number of shares of Common Stock
owned by the holder and its affiliates:
                                       --------------------

Principal amount to be repurchased
(an integral multiple of $1,000):
                                       --------------------

Remaining principal amount following such repurchase
(not less than $1,000):
                                       --------------------

NOTICE: The signature to the foregoing Election must correspond to the name as written upon the face of this Security in every particular, without alteration or any change whatsoever.




                                CONVERSION NOTICE

         The undersigned holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (which is an integral multiple of $1,000) below designated, into shares of Common Stock in accordance with the terms of this Security, and directs that such shares, together with a check in payment for any fractional share and any Security representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Securities are to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:
      ---------------------


                                      ---------------------------
                                              Signature

If shares or Securities are to be      If only a portion of the Securities is to
registered in the name of a person     be converted, please indicate:
other than the holder, please print
such person's name and address:

                                       1.      Principal amount to be converted:

--------------------                           $______________
      Name
                                       2.      Principal amount and denomination
                                               of Security representing
                                               unconverted principal amount to
                                               be issued:
--------------------
     Address
                                       Amount:  $_____________


                                       Denominations: $____________
--------------------                   (any integral multiple of $1,000)
Social Security or other Taxpayer
Identification Number, if any

ANNEX A


To:        [name and address of holder]

Alliance Pharmaceutical Corp. (the "Company") is issuing this undertaking pursuant to Section [1(c)] [3(b)] of its Zero Coupon Convertible Note Due 2005 ("Notes"). The Company is delivering herewith _____________ shares of its Common Stock in payment of the [principal amount][Repurchase Price] in respect of $___________ principal amount] of Notes [, which Repurchase Price equals $___________]. In consideration of your purchase of its Notes and acceptance of such shares, the Company undertakes to pay to you, promptly on demand, an amount in cash equal to the positive difference between such [principal amount][Repurchase Price] and the aggregate proceeds realized by you upon resale of such shares of Common Stock in the open market during the sixty days following the [maturity date of the Notes][the Repurchase Date] (and you hereby undertake to use commercially reasonable efforts to effect such resale), and if such difference is a negative difference, the undersigned holder undertakes to pay to the Company, promptly on demand, an amount in cash equal to such negative difference. The calculation of such difference will be set forth in reasonable detail in a certificate delivered by you to the Company. Such payment should be made promptly upon demand following the delivery of the certificate contemplated by the preceding sentence, against surrender of any shares of Common Stock previously delivered to you pursuant to Section [1(c)][3(b)] and then remaining unsold. The Company acknowledges that the manner of such resale shall be in your absolute discretion, subject to your undertaking above, and that your determination of the amount of such proceeds should be controlling, absent manifest error, without affecting your undertaking above.

                                   ALLIANCE PHARMACEUTICAL CORP.


                                   By:
                                      ----------------------------------
                                           Name:
                                           Title:
Agreed and accepted:
[NAME OF HOLDER]

By:
   -------------------------
     Name:
     Title:


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